Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026 relating to the financial statements of Verra Mobility Corporation and the effectiveness of Verra Mobility Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verra Mobility Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Tempe, Arizona

October 30, 2026